                 AGREEMENT AND PLAN OF MERGER


                           between


                   DYNAMIC ASSOCIATES, INC.

                          "Dynamic"


                             and


                       TELE-LAWYER, INC.

                        "Tele-Lawyer"

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                AGREEMENT AND PLAN OF MERGER
                ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into on November 28, 2000, by and between DYNAMIC ASSOCIATES, INC., a Nevada corporation ("Dynamic"), and TELE-LAWYER, INC., a Nevada corporation ("Tele-Lawyer").

                      R E C I T A L S:
                      ----------------

     WHEREAS, the parties believe that a business combination between Dynamic and the Tele-Lawyer is in the best interest of the parties to this Agreement and their respective stockholders; and

     WHEREAS, the respective Boards of Directors and shareholders of the parties have approved, or will meet to consider and approve, the merger of Tele-Lawyer with and into Dynamic, upon the terms and conditions set forth in this Agreement and Plan of Merger in accordance with Chapter 92A "Mergers and Exchanges of Interest" of the Nevada Revised Statutes; and

     WHEREAS, each party hereto wishes to adopt this Agreement and Plan of Merger, together with the forms of Certificates of Merger attached hereto as Exhibit A (the "Certificates of Merger") as a "plan of reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and to cause the Merger to qualify as a reorganization under the provision of Section 368(a)(1)(A) of the Code, whereby each share of capital stock of Tele-Lawyer (the "Tele-Lawyer Common Stock") will be canceled and whereby Dynamic will be the surviving entity of a merger with Tele-Lawyer.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:


                   ARTICLE I.  THE MERGER

     1.1   The Merger.  At the Effective Time (as defined in Section
1.3 hereof) and subject to and upon the terms and conditions of this Agreement, Tele-Lawyer will be merged with and into Dynamic (the "Merger"). Following the Merger, Dynamic will continue as the surviving entity under the name "Dynamic Acquisition Corporation" and the separate corporate existence of Tele-Lawyer will cease. (Dynamic and Tele-Lawyer are sometimes referred to collectively herein as the "Constituent Companies").

     1.2   Effects of the Merger.   At the Effective Time, Tele-
Lawyer will be a wholly owned subsidiary of Dynamic. At the Effective Time, Dynamic will, without any other action, possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of Tele-Lawyer. All property, rights, privileges, powers and franchises, and all and every other interest will be thereafter as effectually the property of Dynamic as they were of Tele-Lawyer, and the

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title to any real estate vested by deed or otherwise in Tele-Lawyer will not revert or be in any way impaired by reason of the Merger.
All rights of creditors and all liens upon any property of Tele-Lawyer will be preserved unimpaired, and all debts, liabilities and duties of Tele-Lawyer will thenceforth attach to Dynamic.

     1.3 Closing; Effective Time and Transaction Effective Date. The closing of the Merger (the "Closing") will take place on a date to be specified by the parties, but in no event more than fifteen
(15) business days following approval of the Merger by the shareholders of Dynamic (the "Closing Date"), subject to satisfaction or waiver of the conditions set forth in this Agreement, at 2300 W. Sahara Blvd., Suite 500, Las Vegas, NV 89102.
 The Merger will become effective at the time of the filing of the Certificate of Merger with the offices of the Secretary of State of the State of Nevada in accordance with the provisions of applicable law, which Certificates of Merger will be so filed as soon as practicable after the Closing. The date and time when the Merger will become effective shall be at such time as the Certificates of Merger are duly filed with the Nevada Secretary of State or such later date as mutually agreeable by the parties and specified in the Certificates of Merger (the "Effective Time").

     1.4   Certificate of Incorporation.  The Articles of
Organization and Bylaws of Dynamic in effect immediately prior to the Effective Time will remain the Articles of Organization and Bylaws of Dynamic until amended in accordance with the provisions of the applicable corporate law.

     1.5 Directors and Officers. The officers and directors of Dynamic immediately following the Effective Time will be the officers and directors of Tele-Lawyer, until their successors have been duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of Dynamic.


        ARTICLE II.  STATUS AND CONVERSION OF SECURITIES

     2.1 Conversion of Securities. At the Effective Time, each share of Tele-Lawyer Common Stock issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holders thereof, automatically be canceled, retired and extinguished, and each outstanding share of Tele-Lawyer Common Stock will be converted into a share of Dynamic Common Stock ("Merger Consideration").

In addition, each holder of an option or warrant to purchase Tele-Lawyer common stock under its incentive stock option plan or otherwise shall be entitled to receive an option to purchase the same number of shares of Dynamic stock under the same terms as provided in their option or warrant agreement.

     2.2 Delivery of Merger Consideration. Dynamic shall deliver the Merger Consideration to each holder of Tele-Lawyer Common Stock within five (5) business days of Closing or within five (5) business days after surrender of certificates (the "Certificates") representing all shares of Tele-Lawyer Common Stock owned by such individual, whichever is later. By accepting delivery of the Merger Consideration, each such holder

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will be deemed to have represented to Dynamic that such stockholder has no present intention of selling or otherwise disposing of any of its interest in the Dynamic Common Stock received as part of the Merger Consideration, except as contemplated under that certain Registration Rights Agreement referenced in Section 2.8.

          (1) Certificates. The Certificates shall forthwith be canceled upon surrender. Until surrendered as contemplated by this
Section 2.3, each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender that pro rata portion of the Merger Consideration applicable thereto. No interest will be paid or will accrue on any portion of the Merger Consideration.

          (2) No Further Ownership Rights in Tele-Lawyer Common Stock. All shares of Dynamic Common Stock issued upon the surrender for exchange of the Certificates in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to Tele-Lawyer Common Stock theretofore represented by such Certificates, and there shall be no further registration or transfer of the shares of Tele-Lawyer Common Stock after the Effective Time.

          (3) No Fractional Shares. No certificates or scrip representing fractional shares of Dynamic Common Stock shall be issued upon the surrender of certificates of Tele-Lawyer Common Stock for exchange. Notwithstanding any other provision of this Agreement, each holder of Tele-Lawyer Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Dynamic Common Stock (after taking into account all Certificates delivered by such holder) will promptly receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Dynamic Common Stock multiplied by the per share closing price of such Dynamic Common Stock as reported on the Nasdaq Over-The-Counter Bulletin Board on the date of the Effective Time.

          (4) Lost Certificates. In the event any Certificates have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance reasonably satisfactory to Dynamic, by the person claiming such certificate to be lost, stolen or destroyed, Dynamic will issue in exchange for such lost, stolen or destroyed Certificate the shares of Dynamic Common Stock and cash in lieu of fractional shares, deliverable in respect thereof pursuant to this Agreement.

          2.3 Cancellation of Treasury Shares. Any authorized but un-issued shares of Tele-Lawyer Common Stock as of the Effective Time shall automatically be canceled and retired and shall cease to exist, and no Dynamic Common Stock, cash or other consideration will be delivered in exchange therefor.

          2.4 Securities Exemptions. Dynamic hereby represents, warrants and covenants that all the shares of Dynamic Common Stock comprising the Merger Consideration will be issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Each share certificate representing the Dynamic Common Stock so issued will be endorsed with a legend stating that the shares have been issued pursuant to an exemption from registration provided by

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the Securities Act and may not be sold without an exemption from registration or an effective registration statement.


   ARTICLE III. REPRESENTATIONS AND WARRANTIES OF TELE-LAWYER

As an inducement to Dynamic to enter into this Agreement and to consummate the Merger, Tele-Lawyer represents and warrants to Dynamic, which representations will be true and correct at Closing, as follows:

     3.1 Organization, Qualification and Authority. Tele-Lawyer is a corporation duly organized, validly existing and in good standing in the State of Nevada, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction. Tele-Lawyer does not own stock or equity interests in and does not control, directly or indirectly, any corporation, partnership, joint venture, association or business organization.
 Since the date of its organization and incorporation, Tele-Lawyer has consistently observed and operated within the corporate formalities of the jurisdiction in which it is incorporated and/or conducts its business, and has consistently observed and complied with the general corporation law of such jurisdiction. Tele-Lawyer has the full corporate power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted.
 Subject to obtaining certain third party consents, Tele-Lawyer has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement. Subject to obtaining certain third party consents, the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Tele-Lawyer have been duly authorized by all necessary corporate action on the part of Tele-Lawyer and no other action on the part of Tele-Lawyer or any other person or entity is necessary to authorize the execution, delivery or consummation of this Agreement. This Agreement and all other agreements and documents executed in connection herewith by Tele-Lawyer, upon due execution and delivery thereof, will constitute the valid and binding obligations of Tele-Lawyer, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

     3.2   Capitalization and Stock Ownership

          (1) Common Stock. The authorized capital stock of Tele-Lawyer consists of twenty five million (25,000,000) shares, $0.001 par value, of common stock. Tele-Lawyer has issued the number of shares, options and warrants as provided in Exhibit 3.1 attached hereto. The Tele-Lawyer Stock is not subject to preemptive or comparable rights. The Tele-Lawyer Stock has been issued in accordance with all applicable federal and state securities laws.

          (2) Related Agreements. There are no voting trusts, voting agreements, shareholders' agreements or other comparable commitments or understandings to which Tele-Lawyer is a party or by which Tele-Lawyer is bound with respect to the voting of any Tele-Lawyer Stock.

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

     3.3 Absence of Default. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith, by Tele-Lawyer will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the assets of Tele-Lawyer under: (a) any term or provision of the Certificate of Incorporation or Bylaws of Tele-Lawyer; (b) any material contract, lease, purchase order, agreement, document or other commitment, oral or written, to which Tele-Lawyer is a party or by which Tele-Lawyer is bound.


     ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF DYNAMIC

As an inducement Tele-Lawyer to enter into this Agreement and to consummate the Merger, and as an inducement to the Original Tele-Lawyer Stockholders to approve of and consummate the Merger, Dynamic hereby represents and warrants to each such party, which representations and warranties will be true and correct at Closing, as follows. Any representation, warranty or covenant of or relating to Dynamic is hereby deemed to also be a representation, warranty or covenant of or relating to any and all of the Dynamic Subsidiaries (as defined in Section 4.1).

     4.1 Organization, Qualification and Authority. Dynamic is a corporation duly organized, validly existing and in good standing in the State of Nevada, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction. Dynamic does not own stock or equity interest in and does not control, directly or indirectly, any corporation, partnership, joint venture, association or business organization other than the entity set forth on Exhibit 4.1 attached hereto (the "Dynamic Subsidiary"). Since the date of its organization and incorporation or formation, Dynamic has consistently observed and operated within the corporate formalities of the jurisdictions in which it is organized and/or conducts its business, has consistently observed and complied with the general corporation law of such jurisdictions and has been duly qualified to do business as a foreign corporation in all relevant jurisdictions. All outstanding shares of capital stock of the Dynamic Subsidiaries consist solely of common stock and have been validly issued in accordance with all applicable federal and state securities laws and are owned by Dynamic free and clear of all liens, charges, encumbrances, claims and options of any nature. Dynamic has the full right, power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted. Subject to obtaining requisite approval of the shareholders of Dynamic, Dynamic has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, to consummate the transactions contemplated on the part of Dynamic hereby, and to take all actions necessary to permit or approve the actions Dynamic is to take in connection with this Agreement. Subject to obtaining requisite approval of the shareholders of Dynamic, the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Dynamic have been duly authorized by all necessary corporate action on the part of

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Dynamic.  No other action on the part of Dynamic, or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith, other than such shareholder approval. This Agreement and all other agreements and documents executed in connection herewith by Dynamic, upon due execution and delivery thereof, will constitute the valid and binding obligations of Dynamic as the case may be, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

     4.2   Capitalization and Stock Ownership.

          (1) Common Stock. The authorized capital stock of Dynamic (the "Dynamic Common Stock") consists of 100,000,000 shares, $0.001 par value, of common stock, of which 18,386,429 shares are currently issued and outstanding as of the date hereof.
 The Dynamic Common Stock, along with the securities referenced in clause (2) below, constitutes all current issued and outstanding securities of Dynamic, and are duly authorized, validly issued, fully paid and non-assessable. The convertible notes issued by Dynamic in July 1999 constitute all past securities of Dynamic not currently outstanding, were duly authorized and validly issued, and no party has any rights or claims with respect thereto. The Dynamic Common Stock is not subject to preemptive or comparable rights. The Dynamic Common Stock and all other currently or previously outstanding securities of Dynamic have been issued in accordance with all applicable federal, state and foreign securities laws.

          (2) Other Securities. As of the date hereof, 8,575,000 shares of Dynamic Common Stock are reserved for issuance upon the exercise of outstanding warrants (the "Dynamic Warrants"), 117,500 shares of Dynamic Common Stock are reserved for issuance upon exercise of outstanding options (the "Dynamic Options"), all of which have been granted under the 1997 Stock Option Plan, 8,325,000 shares of Dynamic Common Stock are reserved for issuance upon conversion of certain replacement 7.5% convertible subordinated notes (the "Dynamic Secured Notes"), and no other shares of Dynamic Common Stock are or need to be reserved for any other purpose other than as Merger Consideration. Dynamic has issued the Dynamic Secured Notes in the aggregate principal amount of $8,325,000 which Notes are convertible into that number of shares of Dynamic Common Stock equal to the principal amount of such notes divided by $1.00.
 The redemption of the original Notes and the issuance of the Dynamic Secured Notes in replacement thereof was effected in full compliance with law. True and correct fully executed copies of all documents regarding the redemption and issuance of the convertible Notes by Dynamic have been provided to Tele-Lawyer. Except for the Dynamic Warrants, the Dynamic Options and the Dynamic Secured Notes referenced in this clause (2) there are not any existing options, warrants, calls, subscriptions, stock appreciation rights or other rights or agreements or commitments obligating Dynamic to issue, transfer or sell any capital stock or other security of it or any Dynamic Subsidiary, or any other security convertible into or evidencing the right to subscribe for any such security.

          (3) Related Agreements. There are no voting trusts, voting agreements, shareholders' or other comparable commitments or understandings, oral or written, to

                                7

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which Dynamic or any holder of Dynamic securities is a party or by which Dynamic or any such holder is bound with respect to the voting of any Dynamic Common Stock or the capital stock or securities of any Dynamic Subsidiary, either before or after Closing of the Merger.

          (4) Dynamic Common Stock. On the Closing Date, Dynamic will have a sufficient number of authorized but un-issued and/or treasury shares of Dynamic Common Stock available for issuance to the Original Tele-Lawyer Stockholders in accordance with the provisions of this Agreement. The Dynamic Common Stock to be issued as Merger Consideration pursuant to the Agreement will, when so delivered, be duly and validly issued in accordance with all applicable federal and state securities laws, will be exempt from registration requirements of the 1933 Act and state "blue sky" laws, will be fully paid and non-assessable, and will be free and clear of preemptive or comparable rights.

     4.3 Convertible Unsecured Debt; Refinancing. The Dynamic Secured Notes and the convertible notes they replaced were offered, sold and issued in compliance with law, including but not limited to applicable federal, state and foreign securities laws. The Trust Indenture Act of 1939, as amended, did not apply to the offer, sale, issuance or ownership of either the Dynamic Secured Notes or the convertible notes they replaced.

     4.4 Absence of Default. The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by Dynamic will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the assets of Dynamic under: (a) any term or provision of the Charter or Bylaws of Dynamic; (b) any material contract, lease, purchase order, agreement, document or other commitment, oral or written, to which Dynamic is a party or by which Dynamic is bound (collectively the "Dynamic Contracts"); (c) any judgment, decree, order, writ, injunction or rule of any court or regulatory authority; or (d), to the knowledge of Dynamic, any law, statute, rule or regulation to which Dynamic is subject.

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               ARTICLE V. COVENANTS OF PARTIES

     5.1 Preservation of Business and Assets. From the date hereof until the Closing, each party will use its best efforts and will do or cause to be done all such acts and things as may be necessary to preserve, protect and maintain intact the operation of its respective business and assets as a going concern consistent with prior practice and not other than in the ordinary course of business, including preserving, protecting and maintaining the goodwill of the suppliers, employees, clientele, patients and others having business relations with such party. Each party will use its best efforts to retain its employees in their current positions up to Closing. Through Closing, other than consistent with the terms of this Agreement, no party will acquire or sell or agree to acquire or sell by merging or consolidating with, or by purchasing or selling a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof. Except as expressly set forth in this Agreement or any related Agreement, the execution, delivery and consummation of this Agreement and the transactions contemplated hereunder will not give rise to any obligation of any party hereto, or any right of any holder of any security of any party hereto to require such party, to purchase, offer to purchase, redeem or otherwise prepay or repay any capital stock or other security, or deposit any funds to affect the same. All parties will use their best efforts to facilitate the consummation of the Merger as contemplated hereunder, including obtaining requisite approval of stockholders and third parties. Through Closing, except as expressly set forth in this Agreement and except for the exercise or termination of any outstanding Dynamic Warrants, Dynamic Options, the conversion of Dynamic Secured Notes, or the sale of Tele-Lawyer Common Stock, no party will issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities. Through Closing, except with the exception of a reverse split of Dynamic Common Stock described herein, no party will split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase, redeem or otherwise acquire any shares of its capital stock. From the date hereof until the Closing, no party will pay any dividend or distribution to its stockholders as such, and no party will sell, discard or dispose of any of its assets, except for the sale of the assets of the Dynamic Subsidiary.

     5.2 Absence of Material Change. From the date hereof until the Closing, no party will make any change in its business or in the utilization of its assets and will not enter into any contract or commitment or any other transaction with respect to its business or its assets which is contrary to its representations, warranties and obligations as set forth in this Agreement.

     5.3 Material Transactions. Except as contemplated by this Agreement, prior to the Effective Time, each party hereto, including its respective subsidiaries, if any, will not, without first obtaining the written consent of the other parties hereto:

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          (1) dispose of or encumber any asset or enter into any
transaction or make any contract commitment relating to the properties, assets and business of such entity, other than in the ordinary course of business or as otherwise disclosed herein;

          (2) enter into any employment contract which is not at will or terminable upon notice of thirty (30) days or less, without penalty;

          (3) enter into any contract or agreement (i) which cannot be performed within three months or less, or (ii) which involves the expenditure of over $10,000.00, except in the ordinary course of business;

          (4) except as contemplated herein, issue or sell, or agree to issue or sell, any shares of capital stock or other securities of such entity;

          (5) make any payment or distribution under any bonus, pension, profit-sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with such entities usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or contract or arrangement of providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit-sharing or the like, establish or enter into any such plan, contract or arrangement, or terminate any plan;

          (6) extend credit to anyone except in the ordinary course of business consistent with prior practice;

          (7) guarantee the obligation of any person, firm or corporation;

          (8) amend its charter or bylaws, or applicable organizational documents;

          (9) set aside or pay any cash dividend or any other distribution on or in respect of its capital stock or any redemption, retirement or purchase with respect to its capital stock or issue any additional shares of its capital stock; or engage in any stock split, re-capitalization, reorganization or comparable transaction;

         (10) discharge or satisfy any lien, charge, encumbrance or indebtedness outside the ordinary course of business;

         (11) institute, settle or agree to settle any litigation, action or proceeding before any court or governmental body;

         (12) authorize any compensation increase of any kind whatsoever for any employee, consultant or other representative; or

         (13) engage in any extraordinary transaction.

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     5.4   Preparation of the Proxy Statement; Stockholders Meetings.

          (1) As soon as practicable, Dynamic shall prepare and file with the SEC and any appropriate foreign governmental authorities a proxy statement relating to the meeting of Dynamic's shareholders to be held in connection with obtaining the approval of Dynamic's shareholders (as the same may be amended or supplemented from time to time, the "Proxy Statement"). Dynamic will cause the Proxy Statement to be mailed to the holders of Dynamic Common Stock as promptly as practicable thereafter.
Dynamic shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state or foreign securities laws in connection with the issuance of the Dynamic Common Stock in the Merger, and Tele-Lawyer shall furnish all information concerning Tele-Lawyer and the Original Tele-Lawyer Stockholders as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Proxy Statement will be made by Dynamic without providing Tele-Lawyer and its counsel ample opportunity to review and comment thereon. Dynamic will advise Tele-Lawyer of the time when the Proxy Statement is filed, the Proxy Statement is mailed to shareholders, any supplement or amendment has been filed or mailed, or comments thereon and responses thereto or requests by governmental authorities for additional information. If at any time prior to the Effective Time any information relating to Dynamic or Tele-Lawyer, or any of their respective affiliates, officers or directors, should be discovered by Dynamic or Tele-Lawyer which should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed and, to the extent required by law, disseminated to the stockholders of Dynamic.

          (2) Dynamic shall, as promptly as reasonably practicable after the date hereof give notice of, convene and hold a meeting of its shareholders (the "Dynamic Shareholders Meeting") in accordance with Chapter 78 "Private Corporations" and Chapter 92A "Mergers and Exchanges of Interest" of the Nevada Revised Statutes (collectively, the "Nevada Acts") and the requirements of the Nasdaq Over-The-Counter Bulletin Board and any applicable foreign authorities for the purpose of obtaining Dynamic's shareholder approval of the Merger and shall, through its Board of Directors, recommend to its shareholders that they approve of the Merger in all respects.

          (3) As an integral part of its obligations Dynamic will comply with the provisions of Rule 144(c) under the Securities Act in order that affiliates of Tele-Lawyer may resell the Dynamic Common Stock they receive pursuant to the Merger pursuant to Rule 145(d) under the Securities Act, and agrees that the registration statements to be filed will include such information as may be requested by Tele-Lawyer to permit re-sales of such Dynamic Common Stock by persons who may be deemed to be underwriters of Dynamic Common Stock pursuant to Rule 145 under the Securities Act.

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     5.5   Certain Tax Matters.

          (1) During the period from the date hereof through the Effective Time, no party will knowingly or negligently take or fail to take any action that would jeopardize the treatment of the Merger as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code (and any comparable provisions of applicable state law). Each party hereto shall report the Merger, and the Exchange, as a reorganization under Section 368(a) of the Code, and shall not take any position inconsistent with this characterization except in the event of a contrary final determination of the Internal Revenue Service. If any party receives notice of any contrary position by the Internal Revenue Service any party hereto may, at its option and sole expense, contest such position, in which event the other parties hereto shall cooperate with such contest as reasonably requested by the contesting party.

          (2) Each party hereto shall provide to the other parties, at the expense of the requesting party, with such assistance as may reasonably be requested by any of them in connection with the preparation of any tax return, any audit or other examination by any regulatory authority, or any judicial or administrative proceedings relating to liability for taxes, and each party will retain and provide the requesting party with any records or information that may be relevant to any of the foregoing.

     5.6 Legal Conditions to Merger. Each party hereto will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger and will promptly cooperate with and furnish information to each other party in connection with any such requirements imposed upon either any of them in connection with the Merger.

     5.7 Preserve Accuracy of Representations and Warranties. Each party hereto will refrain from taking any action which would render any of its representations and warranties contained in this Agreement untrue, inaccurate or misleading as of Closing and the Effective Time. Through Closing, each party will promptly notify the other parties of any lawsuit, claim, audit, investigation, administrative action or other proceeding asserted or commenced against such party that may involve or relate in any way to another party to this Agreement. Each party hereto will promptly notify the other parties of any facts or circumstances that come to its attention and that cause, or through the passage of time may cause, any of a party's representations, warranties or covenants to be untrue or misleading at any time from the date hereof through Closing.

     5.8 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events of which it has knowledge which would cause any material change in or material addition to this Agreement (including but not limited to the Exhibits attached hereto and thereto) promptly after occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section, constitute a material adverse effect on the notifying party, any non-notifying party may, within ten (10) days after receipt of such notice, elect to terminate this Agreement. If no non-notifying party gives written notice of such termination with such 10-day period, the non-notifying parties shall be deemed to have consented to such change or addition and shall not be entitled to terminate this Agreement by reason thereof.

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

     5.9 Medicare and Medicaid Reporting. Through Closing, the parties will timely file or cause to be filed all reports and claims of every kind, nature or description, required by law or by written or oral contract to be filed with respect to the purchase of services by third party payors, including, but not limited to, Medicare, Medicaid and Blue Cross.

    5.10 Current Return Filing. Each party will be responsible for the preparation and filing of all of such party's own tax returns which were due on or before the Closing, and the payment of all taxes due.

    5.11 Maintain Books and Accounting Practices. From the date hereof until the Closing, each party will maintain its books of account in the usual, regular and ordinary manner on a basis consistent with prior years and will make no change in its accounting methods or practices.

    5.12 Compliance with Laws and Regulatory Consents. From the date hereof until the Closing, (a) each party will comply with all applicable statutes, laws, ordinances and regulations, (b) each party will keep, hold and maintain all Licenses, (c) each party will use its reasonable efforts and will cooperate fully with the other parties hereto to obtain all consents, stockholder and other approvals, exemptions and authorizations of third parties, whether governmental or private, necessary to consummate the Merger, and
(d) each party will make and cause to be made all filings and give and cause to be given all notices which may be necessary or desirable on their part under all applicable laws and under their respective contracts, agreements and commitments in order to consummate the Merger.

    5.13 Maintain Insurance Coverage. From the date hereof until the Closing, each party will maintain and cause to be maintained in full force and effect all its currently existing insurance on such party's assets and the operations of such party's business.

    5.14 Closing Deliveries. At Closing, the parties hereto will deliver or cause to be delivered the following, fully executed and in form and substance reasonably satisfactory to the receiving party:

          (1) Tele-Lawyer will deliver to Dynamic stock certificates of Tele-Lawyer, duly endorsed by the original Tele-Lawyer Stockholders or with stock powers attached, representing all of the issued and outstanding shares of Tele-Lawyer Common Stock; provided, however, that a failure by Tele-Lawyer to deliver the same will not be deemed a breach of this Agreement.

          (2) Dynamic will deliver to the Original Tele-Lawyer
Stockholders' certificates representing the shares of Dynamic
Common Stock comprising the Merger  Consideration set forth herein.

          (3) Each party will deliver the Certificates of Merger in form acceptable for filing with the applicable Secretaries of State.

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

          (4) Each party shall deliver such customary certificates of its officers and such other customary closing documentation as may be reasonably requested by the other parties, including without limitation:

              (i)  Certificates of Existence and/or "Good
                   Standing" regarding the delivering party and its subsidiaries, certified by the appropriate Secretary of State and dated within (10) business days of Closing;

             (ii) Incumbency Certificates certifying the identity of the officers of the delivering party and its subsidiaries; and

            (iii) Charters, Operating Agreement or Certificates of Incorporation, as certified by the appropriate Secretary of State within ten (10) business days of Closing, and Bylaws, as certified by an appropriate officer as of Closing, of the delivering party and its subsidiaries.


                           ARTICLE IVI.
                      CONDITIONS TO CLOSING

     6.1     Conditions to Each Party's Obligation to Effect the
Merger. The obligation of each party hereto to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          (1) Dynamic shall have purchased or caused to be purchased on or before December 15, 2000, 100,000 shares of Tele-
Lawyer, Inc. stock at a price of $3 per share.

          (2) This Agreement and the transactions contemplated hereunder shall have been approved by shareholders of Dynamic in the manner required by the applicable laws of the State of Nevada and the Charter and Bylaws of Dynamic.

          (3) The Original Tele-Lawyer Stockholders will have executed and delivered such documents and performed such acts as reasonably required to effectuate the Merger.

          (4) Each party hereto shall have received from the other parties copies of all resolutions and/or consent actions adopted by or on behalf of the boards of directors and shareholders of such other parties hereto, certified as of the date of Closing and evidencing approval of this Agreement and the transactions contemplated hereunder.

          (5) No action or proceeding before a court or other governmental body by any governmental agency or public authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated under this Agreement or to obtain an amount of damages or other material relief in connection with the execution of this Agreement or any related agreements or the consummation of the Merger; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated under this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Merger.

          (6) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body or any other third party (including lenders and lessors) required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

          (7) Dynamic shall have extinguished all of its outstanding debt, including all existing notes, through a conversion to common stock or otherwise.

          (8) Dynamic shall have settled any outstanding claims, liabilities, actions or lawsuits to the satisfaction of Tele-
Lawyer.

          (9) Dynamic shall have enacted through its board of directors a reverse split of its shares so as to have after conversion of its debt to equity at the Effective Time no more than 250,000 shares of Common Stock outstanding.

         (10) Dynamic shall have extinguished all of its outstanding warrants, options and any other rights to acquire any shares of its Common Stock.

         (11) The board of directors of Dynamic shall have created an incentive stock option plan consistent with the current Tele-Lawyer plan in which the existing option holders of Tele-Lawyer can be granted comparable rights to purchase common shares of Dynamic following consummation of the Merger.

         (12) Dynamic shall have voted to amend its articles of incorporation to change its name to Tele-Lawyer, Inc. or such other name as approved by Tele-Lawyer, and such name change shall have become effective.

         (13) The parties shall each will have raised at least $1,500,000 in capital through the sale of Tele-Lawyer common stock. It is acknowledged that Tele-Lawyer is in the process of raising a maximum of $9 million through the sale of 3 million shares of its common stock and that such sale shall not be a violation of this agreement.

         (14) Tele-Lawyer shall have entered into a management agreement with Dynamic to manage its business operations at no cost to Dynamic during the period from the execution of this Agreement to the Effective Time or termination date of this Agreement as provided herein.


                          ARTICLE VII.
          TERMINATION; AMENDMENT; EXTENSION AND WAIVER

     7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by Tele-Lawyer and/or Dynamic, by the mutual consent of the Boards of Directors of Tele-Lawyer and Dynamic.

     7.2 Termination by Certain Parties. Any party hereto may terminate this Agreement at any time pursuant to Section 5.9. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Tele-Lawyer or Dynamic if: (a) the Merger shall not have been consummated by April 1, 2000; (b) the approval of the Merger by Dynamic's shareholders shall not have been obtained by March 15, 2000 at a meeting duly convened therefor or at any adjournment thereof; or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree.

     7.3 Termination by Dynamic. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the shareholders of Dynamic, by action by the Board of Directors of Dynamic, if: (a) there has been a breach by Tele-Lawyer of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the operations of Tele-Lawyer; or (b) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of Tele-Lawyer, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Dynamic to Tele-Lawyer.

     7.4 Termination by Tele-Lawyer. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after adoption and approval of the Original Tele-Lawyer Stockholders, by action of the Board of Directors of Tele-Lawyer, if: (a) there has been a breach by Dynamic or the Dynamic Subsidiary of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material adverse effect on the operations of Tele-Lawyer, or (b) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of Dynamic or the Dynamic Subsidiary, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Tele-Lawyer to Dynamic.

     7.5 Effect of Termination and Abandonment. Upon termination of this Agreement pursuant to Section 5.9 or this Article VII, this Agreement and all agreements and documents (including legal opinions) related hereto shall be void and of no force or effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any party hereto, or on the part of the respective directors, officers, managers, employees, agents, representatives or shareholders of any of them; provided that this
Section 7.5 will not relieve any party from liability for damages incurred as a result of any willful breach by such party or by an affiliate of such party of any of its respective representations, warranties, covenants or obligations set forth in this Agreement.

     7.6 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

     7.7 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors evidenced in writing, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


      ARTICLE VIII. SURVIVAL OF PROVISIONS AND INDEMNIFICATION

     8.1 Survival. The covenants, obligations, representations and warranties of each party contained in this Agreement, or in any certificate or document delivered pursuant to this Agreement, will be deemed to be material and to have been relied upon by the other parties notwithstanding any investigation prior to the Closing, will not be merged into any documents delivered in connection with the Closing, and will terminate two (2) years after Closing; provided however, that if a notice claiming indemnity is properly delivered pursuant to Section 8.5, the indemnification obligations will not expire with respect to such claim(s) until the same are resolved as contemplated hereunder.

     8.2 Indemnification by Dynamic. Dynamic shall indemnify, defend and hold Tele-Lawyer its officers, directors, employees, agents and representatives, and the Original Tele-Lawyer Stockholders harmless against any and all losses, costs and expenses (including reasonable cost of investigation, court costs and legal fees actually incurred) and other damages resulting from:
(a) any breach by Dynamic or any Dynamic Subsidiary of any of their covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Dynamic or any Dynamic Subsidiary delivered pursuant to this Agreement, and (b) any claim that is brought or asserted by any third party(ies) against the Original Tele-Lawyer Stockholders arising out of the ownership, licensing, operation or conduct of Dynamic and the Dynamic Subsidiaries through the Closing.

     8.3 Indemnification by Tele-Lawyer. Tele-Lawyer shall indemnify, defend and hold Dynamic and the Dynamic Subsidiaries, their respective officers, directors, employees and representatives harmless against any and all losses, costs and expenses (including reasonable cost of investigation, court costs and legal fees actually incurred) and other damages resulting from: (a) any breach by Tele-Lawyer of any of its covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Tele-Lawyer delivered pursuant to this Agreement, and (b) any claim that is brought or asserted by any third party(ies) arising out of the ownership, licensing, operation or conduct of Tele-Lawyer through Closing.

     8.4 Exclusive Remedy. The indemnification obligations under this Article are the sole and exclusive remedies available to Tele-Lawyer and Dynamic with respect to this

Agreement and the transactions contemplated hereunder. The parties hereto expressly acknowledge and agree that they may make no claim nor institute any action against any Original Tele-Lawyer Stockholder with respect to this Agreement, any related agreement or the transactions contemplated hereunder and thereunder.


                     ARTICLE IX. MISCELLANEOUS

     9.1 Other Expenses. Except as otherwise provided in this Agreement, each party will pay all of its expenses in connection with the negotiation, execution, and implementation of the transactions contemplated under this Agreement.

     9.2 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given: (a) if delivered personally or sent by facsimile, on the date received, (b) if delivered by overnight courier, on the day after mailing, and (c) if mailed, five days after mailing with postage prepaid. Any such notice will be sent as follows:

To Tele-Lawyer:
---------------

Tele-Lawyer, Inc.
2300 W. Sahara Blvd., Suite 500
Las Vegas, NV 89102
Attn: Michael Cane

To Dynamic:
-----------

Dynamic Associates, Inc.
6617 N. Scottsdale Road, Suite 103
Scottsdale, AZ 85250
Attn: Jan Wallace

     9.3 Confidentiality; Prohibition on Trading. All parties agree to maintain the confidentiality of the existence of this Agreement and the transactions contemplated hereunder, unless disclosure is required by law and except for disclosures to be made in connection with obtaining shareholder approval and third party consents, and actions required to consummate the contemplated transactions. Tele-Lawyer agrees not to trade in the securities of Dynamic based upon any nonpublic information.

     9.4 Controlling Law. This Agreement will be construed, interpreted and enforced in accordance with the substantive laws of the State of Nevada, without giving effect to its conflicts of laws provisions.

     9.5 Headings. Any table of contents and Section headings in this Agreement are for convenience of reference only and will not be considered or referred to in resolving questions of interpretation.

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

     9.6 Benefit. This Agreement will be binding upon and will inure to the exclusive benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
No party hereto may assign any rights or delegate any duties hereunder without the prior written consent of the other parties hereto and any prohibited assignment or delegation will be deemed null and void.

     9.7 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement will not affect the other provisions hereof, and this Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted. Further, there will be automatically substituted for such invalid or unenforceable provision a provision as similar as possible which is valid and enforceable.

     9.8 Counterparts and Facsimiles This Agreement may be executed simultaneously in two (2) or more counterparts each of which will be deemed an original and all of which together will constitute but one and the same instrument. The signature page to this Agreement and all other documents required to be executed at Closing may be delivered by facsimile and the signatures thereon will be deemed effective upon receipt by the intended receiving party.

     9.9 Interpretation. All pronouns and any variation thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require. Further, it is acknowledged by the parties that this Agreement has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions will arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions.

    9.10 Entire Agreement; Waivers. This Agreement, including the Exhibits and Attachments hereto and those portions incorporated herein by reference, constitutes the entire agreement between the parties hereto with regard to the matters contained herein and it is understood and agreed that all previous undertakings, negotiations and agreements between the parties are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by the parties hereto. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder will operate as a waiver thereof or of any right, power or remedy; nor will any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

    9.11 Legal Fees and Costs. In the event any party hereto incurs legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and disbursements, in addition to any other relief to which such party will be entitled.

    9.12 Conflict of Interest - Michael Cane. The parties acknowledge that Michael Cane has acted as legal counsel for Dynamic and Perspectives in the past and is currently the President, on the board of directors and a majority shareholder of Tele-Lawyer, Inc. As a consequence, Mr. Cane has a conflict of interest in regard to this agreement and has not acted as attorney or counsel for Dynamic or Perspectives with regard to this agreement in any respect. Further, Dynamic and Perspectives have been advised and acknowledge that they have sought the advice and services of independent counsel with regard to this agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.


                               Tele-Lawyer, Inc.

                                      /s/ Michael Cane
                               By:    ______________________________

                                      President
                               Title: ______________________________



                                Dynamic Associates, Inc.

                                      /s/ Jan Wallace
                               By:    ______________________________

                                      C.E.O.
                               Title: ______________________________


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